UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      April 21, 2008

LOTUS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-32581	20-0507918
(State or other Jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

16 Cheng Zhuang Road, Feng Tai District, Beijing, 100071 People’s Republic of China

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including area code      86-10-63899868

7900 Glades Road, Suite 420, Boca Raton, FL 33434

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 21, 2008, Melvin Rothberg, a director of the Company, resigned his position as a director. Mr. Rothberg’s affiliate, Rothberg Associates, Inc., has concurrently entered into a consulting agreement for the period terminating April 14, 2009 relating to business development issues, Board governance and related business activities. Rothberg Associates will receive annual compensation of $30,000 payable in common stock of the Company. The first installment of $15,000 was satisfied by the Company issuing 17,241 shares of common stock pursuant to Section 4(2) of the Securities Act of 1933. The agreement is subject to early termination and adjustment of the compensation payable to Rothberg Associates upon any early termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTUS PHARMACEUTICALS, INC.

By:	/s/ Adam C. Wasserman
Adam C. Wasserman
Chief Financial Officer

DATED: April 24, 2008